● Ordinary Shares

INTEC PHARMA LTD.

UNDERWRITING AGREEMENT

●, 2015

Maxim Group LLC

405 Lexington Avenue, 2nd Floor

New York, NY 10174

Roth Capital Partners, LLC
c/o Maxim Group LLC
405 Lexington Avenue, 2nd Floor
New York, NY 10174

As Representatives of the Underwriters

named on Schedule I hereto

Ladies and Gentlemen:

Intec Pharma Ltd., a company organized and existing under the laws of the State of Israel, public company number ● (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom Maxim Group LLC and Roth Capital Partners, LLC are together acting as representatives (in such capacity, the “Representatives”), an aggregate of ● Ordinary Shares (the “Firm Shares”), no par value (the “Ordinary Shares”), of the Company. The Company has granted the Underwriters the option to purchase an aggregate of up to ● Ordinary Shares (the “Option Shares”) as may be necessary to cover over-allotments made in connection with the offering. The Firm Shares and Option Shares are collectively referred to as the “Shares.”

The Company and the Underwriters hereby confirm their agreement (this “Agreement”) as follows:

1.                   Registration Statement and Prospectus.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-204836) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder. Such registration statement, as amended (including any post effective amendments) has been declared effective by the Commission. Such registration statement, including amendments and supplements thereto (including post effective amendments thereto) at such time, the exhibits and any schedules thereto at such time and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) of the offering contemplated hereby is hereinafter called the “Pricing Prospectus.” For purposes of this Agreement, the “Applicable Time” is ●:● ●.m. (Eastern Time) on the date of this Agreement.

The Company is filing with the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus relating to the Shares and such final prospectus, as filed, is hereinafter called the “Final Prospectus.” The Pricing Prospectus and any other Preliminary Prospectus, the Final Prospectus and any amendment or supplement to any of the foregoing are hereinafter called the “Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Pricing Prospectus, the Final Prospectus or any other Prospectus shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

2.                   Representations and Warranties of the Company Regarding the Offering.

(a)                 The Company represents and warrants to, and agrees with, the Underwriters, except as otherwise indicated, as follows:

(i)                   At each time of effectiveness, at the Applicable Time, at the Closing Date and on each Option Closing Date, if any, the Registration Statement complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of (A) the Time of Sale Disclosure Package (as defined in Section 2(a)(v)(A)(1) below), as amended or supplemented, as of the Applicable Time, at the Closing Date and on each Option Closing Date, if any, (B) any individual Written Testing-the-Waters Communication (as defined below), any roadshow or investor presentations delivered to and approved by the Underwriters for use in connection with the marketing of the offering of the Shares (the “Marketing Materials”), as of the time of their use, and (C) the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date, and on each Option Closing Date, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or any other Prospectus, or any amendments or supplements to any of the foregoing, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriters specifically for use in the preparation thereof, which written information is described in Section 7(g). As used herein, “Testing-the-Waters Communication” means any oral or written communications with potential investors undertaken in reliance on Section 5(d) of the Securities Act and “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the Rules and Regulations. The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)                 The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Shares other than the Time of Sale Disclosure Package and the Marketing Materials.

(iii)                From the time of the initial confidential submissions of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communications) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(iv)               The Company (A) has not alone engaged in any Testing-the-Waters Communication (other than Testing-the-Waters Communications with the consent of the Representatives) with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(v)                 (A) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of Shares.  The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.  When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, since its first use and at all relevant times since then, no Issuer Free Writing Prospectus has included, with respect to any statement, as of the time such statement was made, (x) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (y) any information that conflicted, at the time it was made, conflict with the information contained in the Registration Statement or the Final Prospectus unless such Issuer Free Writing Prospectus updates or amends the disclosure contained in the Registration Statement. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from any Issuer Free Writing Prospectus, the Time of Sale Disclosure Package or the Final Prospectus, or any amendment or supplement to any of the foregoing, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriters specifically for use in the preparation thereof, which written information is described in Section 7(g).  As used in this paragraph and elsewhere in this Agreement:

(1)                 “Time of Sale Disclosure Package” means the Pricing Prospectus, each Issuer Free Writing Prospectus, and any description of the transaction provided by the Underwriters included on Schedule II.

(2)                 “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B)                At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)                Each Issuer Free Writing Prospectus has satisfied, as of it issue date and at all relevant times it has been used since then, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(vi)               The financial statements of the Company, together with the related notes, included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and fairly present in all material respects the financial condition of the Company as of and at the dates indicated, and the results of operations and changes in cash flows for the periods therein specified, in conformity with International Financial Reporting Standards (“IFRS”) consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement fairly present in all material respects the information required to be stated therein. There are no pro forma financial statements which are required to be included in the Registration Statement, the Time of Sale Disclosure Package or any Prospectus in accordance with Regulation S-X of the Commission which have not been included as so required. The as adjusted financial information included in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, the Marketing Materials and any Written Testing-the-Waters Communication has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and include all adjustments necessary to present fairly in all material respects in accordance with IFRS accounting principles the as adjusted financial position of the respective entity or entities presented therein as of and at the respective dates indicated and their cash flows and the results of operations for the respective periods therein specified.

(vii)              To the Company’s knowledge, Kesselman & Kesselman, Certified Public Accountant (Isr.), a member of PricewaterhouseCoopers International Limited (the “Accounting Firm”), which has expressed its opinion with respect to the financial statements filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(viii)            The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, the Marketing Materials and any Written Testing-the-Waters Communication.

(ix)               All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, the Marketing Materials and any Written Testing-the-Waters Communication, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(x)                 The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act. The Company has filed with the Commission a Form 8-A (File No. 001-●) providing for the registration under the Exchange Act of the Ordinary Shares, which registration statement complies in all material respects with the Exchange Act and which has been declared effective by the Commission on or prior to the date hereof. The Ordinary Shares are listed on the Tel-Aviv Stock Exchange Ltd. (“TASE”). There is no action pending by the Company or, to the Company’s knowledge, the TASE to delist the Ordinary Shares from the TASE, nor has the Company received any notification that the TASE is contemplating terminating such listing. The Company has applied to list the Ordinary Shares on the Nasdaq Capital Market. When issued, the Shares will be listed on the Nasdaq Capital Market and on the TASE.

(xi)               The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xii)              The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as contemplated under the caption “Use of Proceeds” in the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xiii)            The Company acknowledges, understands and agrees that the Shares may be sold in Israel only by the Underwriters and only to such Israeli investors listed in the First Addendum to the Israeli Securities Law.

(xiv)            The Company will make available to U.S. shareholders, upon their written request, timely and accurate information as to the Company’s status as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and published interpretations thereunder, and for each year the Company is a PFIC, provide to a U.S. shareholder, upon such shareholder’s written request, all information and documentation that a U.S. shareholder making a “qualified electing fund” election (under the meaning of Section 1295 of the Code) with respect to the Company is required to obtain for U.S. federal income tax purposes.

(b)                 Any certificate signed by any officer of the Company and delivered to the Underwriters or to the Underwriters’ counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.                   Representations and Warranties Regarding the Company.

The Company represents and warrants to and agrees with, the Underwriters, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as follows:

(a)                 The Company has been duly organized and is validly existing as a corporation in good standing (where such concept is recognized in the relevant jurisdiction) under the laws of its jurisdiction of incorporation or formation. The Company has the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify or be in good standing would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”). The Company does not have any subsidiaries and does not own any shares of capital stock or other securities in any other entity.

(b)                 The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(c)                 The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company is subject, or by which any property or asset of the Company is bound or affected, (ii) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, except, with respect to each of (i) and (ii), to the extent that such breach, violation, conflict, default or Default Acceleration Event is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s Articles of Association (“Incorporation Documents”).

(d)                 The Company is not in violation, breach or default under its Incorporation Documents or other equivalent organizational or governing documents.

(e)                 No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the issue and sale of the Shares (including the Israel Securities Authority (“ISA”)), except (i) the registration under the Securities Act of the Shares, (ii) the listing, subject to notice of issuance, of the Ordinary Shares on the Nasdaq Capital Market, (iii) the approval of the TASE and the Office of the Chief Scientist and (iv) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Shares by the Underwriters. The Company is not required to publish a prospectus or any other listing document or registration statement in the State of Israel under the laws of the State of Israel in connection with the offer and sale of the Shares. Aside from (i) investors who are specified in the first Addendum of the Israeli Securities Law 5728-1968, as amended (“Israeli Securities Law”), (ii) offers made to employees of the Company pursuant to Section 15B(1)(a) of the Israeli Securities Law and offers made pursuant to an applicable prospectus filed under Israeli Securities Law, there were no more than 35 offerees, in the aggregate, to whom the Company and any of its respective representatives (excluding the Underwriter) made an offering in Israel of any securities of the Company in any period of twelve months.

(f)                  The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the caption “Capitalization.” All of the issued and outstanding shares of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable Israeli and U.S. federal and state securities laws, and conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the Company. Except for the issuances of options or restricted shares in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any, and there are no additional outstanding, convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the Company. The Shares, when issued, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights, other than such rights as have been duly waived or satisfied, and will conform in all material respects to the description of the share capital of the Company contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the issuance of the Shares will not result in any anti-dilution adjustment to any outstanding securities of the Company.

(g)                 Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(h)                 The Company has timely filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company other than those being contested in good faith and for which adequate reserves have been provided. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No taxing authority has informed the Company in writing that it is auditing any of the returns of the Company, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. Assuming that none of the Underwriters is otherwise subject to taxation in the State of Israel by the conduct of their general business activities, the issuance, delivery and sale to the Underwriters of the Shares to be sold by the Company hereunder, and the sale and delivery of the Shares by the Underwriters to subsequent purchasers, will not be subject to taxes by the State of Israel or taxing authority thereof. The term “taxes” mean all Israeli, federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, issuance, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(i)                   Since the respective dates as of the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (i) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business or in connection with the offering of the Shares, (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its share capital; (iii) there has not been any change in the share capital of the Company (other than a change in the number of outstanding Ordinary Shares due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted share awards or restricted share units under the Company’s existing incentive plans, or any new grants thereof in the ordinary course of business and other than the increase of the registered share capital), (iv) there has not been any material change in the Company’s long-term or short-term debt, and (v) there has not been the occurrence of any Material Adverse Effect.

(j)                  There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(k)                 The Company holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any Israeli, foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, including the relevant guidelines of the Israeli Ministry of Health) required for the current conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(l)                   The Company has good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by it that is material to the business of the Company, free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company is held by it under valid, subsisting and enforceable leases with such exceptions with respect to any particular lease as are not reasonably likely to result in a Material Adverse Effect.

(m)               The Company owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus; and the expected expiration of any of such Intellectual Property would not impact the ability of the Company to conduct its business as currently carried on and as proposed to be carried on (including the commercialization of products or services currently under development), in each case as described the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. To the knowledge of the Company, no action or use by the Company will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. The Company has not received any written notice alleging any such infringement or fee. The product candidates described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as under clinical development by the Company fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or, to the Company’s knowledge, otherwise in violation of the rights of any persons, except in each case for such violations as would not, individually or in the aggregate, reasonably be expected to have in a Material Adverse Change.

(n)                 The Company has complied with, is not in violation of, and has not received any written notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, but only to the extent applicable, (i) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (ii) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (iii) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (iv) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, (v) Sections 291 and 291A of the Israel Penal Law, and (vi) the Employment Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, and (vii) Law for Encouragement of Industrial Research and Development, 5744-1984, in each case, except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect. The Company has received funding for purposes of research and development from the Office of the Chief Scientist of the Israel Ministry of Economy pursuant to Certificates of Approval (the “OCS Certificates of Approval”). The OCS Certificates of Approval are in full force and effect, have not been revoked or modified and the Company is in compliance with all material terms thereof, and is not in violation of any condition or requirement stipulated by the OCS Certificates of Approval and any applicable laws and regulations with respect to any research and development grants given to it by such office, except for any non-compliance or violation that is not reasonably expected to result in a Material Adverse Effect. All information supplied by the Company with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities. The Company’s contingent liabilities to the OCS are fully and accurately disclosed in the Prospectus. Certain of the Company’s facilities have a status of a “Benefited Enterprise” under the Law for Encouragement of Capital Investments, 1959 (the “Investments Law”). The Company has been in compliance with all the conditions and terms of the Investments Law (except for any non-compliance that is not reasonably expected to result in a Material Adverse Effect) and has not received any written notice relating to the denial, revocation or modification of such “Benefited Enterprise” status.

(o)                 The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company that are described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus were and, if still pending, are being conducted in compliance with all statutes, laws, rules, regulations and protocols, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, including the relevant guidelines of the Israeli Ministry of Health), except for any non-compliance that is not reasonably expected to result in a Material Adverse Effect. The descriptions of the results of such studies and tests that are described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies and tests, and the Company has no knowledge of other studies or tests the results of which are materially inconsistent with the results described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. The Company has not received any notices from the Israeli Ministry of Health, the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination or suspension of such studies or tests, except for any termination or suspension that is not reasonably expected to result in a Material Adverse Effect. For the avoidance of doubt, the Company makes no representation or warranty that the results of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company will be sufficient to obtain governmental approval from the FDA or any foreign, state or local governmental body exercising comparable authority.

(p)                 Except as would not be reasonably expected to result in a Material Adverse Effect, the Company has not failed to file with the applicable regulatory authorities any filing, declaration, listing, registration, report or submission that is required to be so filed for the current conduct of its business. All such filings were in material compliance with applicable laws when filed and, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus or as would not be reasonably expected to result in a Material Adverse Effect, no deficiencies have been asserted in writing by any applicable regulatory authority (including, without limitation, the FDA or any Israeli or other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions.

(q)                 Neither the Company nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(r)                  Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company carries, or is covered by, insurance in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of its business and as the Company reasonably believes is customary for companies engaged in similar businesses in similar industries. The Company has not been refused any coverage under insurance policies sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, in each case, that would not have a Material Adverse Effect.

(s)                  Neither the Company nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(t)                  No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus or where such decrease would not reasonably be expected to result in a Material Adverse Effect.

(u)                 Other than the Underwriters, the Company has not engaged any person to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(v)                 Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any Financial Industry Regulatory Authority, Inc. (“FINRA”) member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(w)                Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company does not presently intend to pay any of the net proceeds of the sale of the Shares in the offering to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(x)                 To the Company’s knowledge, no (i) officer or director of the Company, (ii) owner of 5% or more of the Company’s unregistered securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member.

(y)                 Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not sold or issued any Ordinary Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Regulation D of, the Securities Act, other than shares issued pursuant to employee benefit plans, option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(z)                 The Company (i) is in compliance with all, and has not violated any, laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to it, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct its business, and (ii) has not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of either (i) or (ii) where the failure to comply or the potential liability or obligation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)             (i) There are no proceedings that are pending, or to the Company’s knowledge, contemplated, against the Company under Environmental Laws in which a governmental authority is also a party, (ii) the Company is not aware of any issues regarding compliance with Environmental Laws, or liabilities under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company, and (iii)  the Company does not anticipate incurring material capital expenditures relating to compliance with Environmental Laws.

(bb)             The Company maintains a system of internal control over financial reporting that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(cc)              Since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd)             The Company maintains disclosure controls and procedures that have been designed to ensure that material information relating to the Company and any subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ee)              No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to applicable employment laws, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency that is reasonably likely to result in a Material Adverse Effect is pending or, to the knowledge of the Company, threatened. The Company is in compliance in all material respects with collective bargaining agreements and extension orders applicable to their employees in the State of Israel. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect. The Company has been in compliance with all the conditions and terms of Israeli labor laws, except for any non-compliance that is not reasonably expected to result in a Material Adverse Effect.

(ff)               Neither the Company nor, to the Company’s knowledge, any director, employee, officer, agent or representative of the Company, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company has conducted its business in compliance in all material respects with all applicable anti-corruption laws.

(gg)              The Company is in compliance with the applicable corporate governance requirements of the Companies Law, 1999, and the regulations thereunder (the “Companies Law”), the Israeli Securities Law and the regulations thereunder and of the TASE, except where such lack of compliance would not reasonably be expected to result in a Material Adverse Effect.

(hh)             The Company is a reporting issuer on the TASE with securities listed on the TASE, and is in compliance in all material respects with all applicable rules and regulations under the TASE. Since July 1, 2012, there are no reports or information required to be disclosed pursuant to the requirements or regulations of the ISA that have not been made publicly available, except where the failure to so disclose such report or information is not reasonably expected to result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Disclosure Package and the Final Prospectus, the Ordinary Shares are listed on the TASE and the Company has taken no action designed to, or reasonably likely to have the effect of, delisting the Ordinary Shares from the TASE, nor has the Company received any notification that the TASE contemplates terminating such listing. Since July 1, 2012, (i) none of the Company’s filings with the TASE or the ISA contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, and (ii) the Company has made all filings with the TASE and the ISA required under the applicable securities laws.

(ii)                 Under the laws of Israel, the submission by the Company and its subsidiaries, if any, to the exclusive jurisdiction of any court of the State of California or New York and the designation of the law of the State of New York to apply to this Agreement will be binding upon the Company and its subsidiaries and, if properly brought to the attention of the court or administrative body in accordance with the laws of Israel, would be enforceable in any judicial or administrative proceeding in Israel, subject to the discretion of such court. Israeli courts and administrative bodies may refuse to hear a claim based on a violation of foreign law because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court or administrative body agrees to hear such claim, it may determine that Israeli law and not the foreign law is applicable to the claim. If the foreign law is found to be applicable, the content of such law must be proven as a fact. Subject to certain time limitations, an Israeli court or administrative body may declare a foreign civil judgment enforceable only if it finds that (i) the judgment was rendered after due process by a court which was, according to the laws of the state of the court, competent to render the judgment, (ii) the judgment may no longer be appealed, (iii) the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and according to the law of the foreign state in which the relief was granted and the substance of the judgment is not contrary to public policy, and (iv) the judgment is executory in the state in which it was given. Notwithstanding the previous sentence, an Israeli court will not declare a foreign civil judgment enforceable if (A) the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases), (B) the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel, (C) the judgment was obtained by fraud, (D) there is a finding of lack of due process or the defendant has not had a reasonable opportunity to be heard and present his evidence, (E) the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel, (F) the judgment is at variance with another judgment that was given in the same matter between the same parties and that is still valid or (G) at the time the action was brought in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

(jj)                No proceedings have been instituted in the State of Israel for the dissolution of the Company.

(kk)             Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

4.                   Purchase, Sale and Delivery of Shares.

(a)                 On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase the Firm Shares. The purchase price for each Firm Share shall be $● (the “Per Share Purchase Price”).

(b)                 On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters the option to purchase some or all of the Option Shares and the Underwriters shall have the right to purchase all or any portion of the Option Shares at the Per Share Purchase Price as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. This option may be exercised by the Underwriters at any time and from time to time on or before the forty-fifth (45th) day following the date hereof, by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriters otherwise agree. For the purpose of this Agreement, “business day” shall mean any day other than a day on which banks in New York, New York or Tel Aviv, Israel are authorized or obligated by law to close.

Payment of the purchase price for and delivery of the Option Shares shall be made on an Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in subparagraph (c) below.

(c)                 The Firm Shares will be delivered by the Company to the Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, or such other location as may be mutually acceptable, at 9:00 a.m. Eastern time, on the third (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriters and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act. The time and date of delivery of the Firm Shares is referred to herein as the “Closing Date.” If the Underwriters so elect, delivery of the Shares shall be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriters. Certificates representing the Shares, in definitive form and in such denominations and registered in such names as the Underwriters may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m. Eastern time on the business day next preceding the Closing Date at the above addresses, or such other location as may be mutually acceptable.

(d)                 It is understood that the Representatives have been authorized, for its own account and the accounts of the Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. The Representatives, individually or together, and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5.                   Covenants.

The Company covenants and agrees with the Underwriters as follows:

(a)                 To prepare the Final Prospectus in a form approved by the Representatives and to file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

(b)                 During the period beginning on the date hereof and ending on the later of the Closing Date, the expiration of the overallotment option, the last Option Closing Date or such date as determined by the Underwriters that the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, the Company shall furnish to the Representatives for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which either Representative reasonably objects. The Representatives shall not unreasonably object to, condition or delay any such filing. In no event shall the foregoing prohibit the Company from timely filing any report under the Exchange Act.

(c)                 From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Ordinary Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430C, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(d)                 (i) During the Prospectus Delivery Period, the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Prospectus. If during such period any event occurs the result of which the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or their counsel to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act, the Company will promptly notify the Representatives, allow the Representatives the opportunity to provide reasonable comments in a prompt manner on such amendment, supplement or document, and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) so as to correct such statement or omission or effect such compliance. This paragraph does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein or in the Registration Statement or any Prospectus.

(ii)                 If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)                 The Company shall use its best efforts to qualify, at or prior to the time of effectiveness of the Registration Statement, the Shares for sale under (or obtain exemptions from the application of) the securities laws of such jurisdictions as the Underwriters may reasonably designate and to continue such qualifications and exemptions in effect so long as required for the distribution of the Shares; except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(f)                  The Company will furnish to the Underwriters and counsel for the Underwriters during the Prospectus Delivery Period copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as practical upon availability and in such quantities as the Underwriters may from time to time reasonably request.

(g)                 The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(h)                 The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery of the Shares to the Underwriters, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (iii) all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriters or by dealers under the securities or “blue sky” laws of the states and other jurisdictions that the Underwriters shall reasonably designate, (iv) the fees and expenses of any transfer agent or registrar, (v) the filing fees incident to any required review and approval by FINRA of the terms of the sale of the Shares, (vi) listing fees, if any, and (vii) all other reasonable costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein; provided, however, that except as provided in this Section 5(h), the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on the resale of any of the Shares owned by them, any advertising expenses connected with any offers they make, and all travel, lodging and other expenses of the Underwriters or any of their employees incurred by them in connection with the “road show.” In addition, the Company shall reimburse the Underwriters for reasonable out-of-pocket expenses incurred by the Underwriters, including fees and expenses of Underwriters’ counsel, up to an aggregate of US$160,000. The Representatives, on behalf of the Underwriters, acknowledge that the Company has paid to the Underwriters an advance on such expenses in the amount of US$20,000 (the “Advance”). In the event that this Agreement is terminated prior to the Closing Date or the reasonable out-of-pocket expenses incurred in connection with the Offering are less than the Advance, the Representatives shall cause the Underwriters to return to the Company the amount, if any, that the Advance exceeds the offering expenses incurred by the Underwriters. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10, the Company will reimburse the Underwriters for all out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with its investigation, preparing to market and marketing the Shares or in contemplation of performing its obligations hereunder, to the extent such expenses exceed the Advance.

(i)                   The Company intends to apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and the Final Prospectus.

(j)                  The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. In addition, during the Prospectus Delivery Period, the Company will not engage in any form of solicitation, advertising or any other action constituting an offer under the Israeli Securities Law and the regulations promulgated thereunder in connection with the offer and sale of the Shares which would require the Company to publish a prospectus or any other listing document or registration statement in the State of Israel under the laws of the State of Israel.

(k)                 The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Representative represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied or will comply, as the case may be, with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record-keeping.

(l)                   The Company hereby agrees that, without the prior written consent of the Representatives, it will not, during the period ending 180 days after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares. The restrictions contained in the preceding sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance of Ordinary Shares upon the exercise of any options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (C) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the Prospectus, (D) the issuance of securities in connection with the acquisition by the Company or by any subsidiary of the Company of the securities, business, property or other assets of another entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, (E) the issuance of securities in connection with joint ventures, commercial relationships, or other strategic transactions, or (F) filings of registration statements on Form S-8; provided that, in the case of clauses (D) and (E), each person or entity to whom such shares are issued executes a “lock-up” agreement in the form of Schedule IV hereto. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a “lock-up” agreement described in Section 6(i) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two business days before the effective date of the release or waiver.

(m)               The Company hereby agrees, during a period of three years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives as soon as reasonably practicable upon availability, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, that any information or documents available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System shall be considered furnished for purposes of this Section 5(m).

(n)                 The Company agrees to engage and maintain, at its expense, a registrar and transfer agent for the Ordinary Shares, and if necessary, in both the United States and Israel for so long as the Company is publicly registered in the United States and Israel, respectively.

(o)                 The Company agrees to use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq Capital Market.

(p)                 The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the end of the Prospectus Delivery Period and (ii) completion of the Lock-Up Period.

6.                   Conditions of the Underwriters’ Obligations.

The obligations of the Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof, at the Closing Date and on each Option Closing Date (as if made on the Closing Date or such Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)                 If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, including any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission or the Underwriters for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriters’ reasonable satisfaction.

(b)                 The Shares shall be qualified for listing on the Nasdaq Capital Market and the TASE, subject only to official notice of issuance and, in the case of the Nasdaq Capital Market only, evidence of satisfactory distribution.

(c)                 FINRA shall have raised no outstanding objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)                 On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representatives, for the benefit of the Underwriters, the opinion and negative assurance letters of Greenberg Traurig, P.A, United States counsel for the Company, and Pearl Cohen Zedek Latzer Baratz, Israeli counsel for the Company, each dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(e)                 On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representatives, for the benefit of the Underwriters, the opinion and negative assurance letters of Reinhold Cohn & Partners, intellectual property counsel for the Company and Irving L. Wiesen, P.C., regulatory counsel for the Company, each dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(f)                  On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representatives, for the benefit of the Underwriters, the negative assurance letters of Lowenstein Sandler LLP, United States counsel to the Underwriters, and Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Israeli counsel to the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(g)                 The Representatives, for the benefit of the Underwriters, shall have received a letter of the Accounting Firm, on the date hereof, on the Closing Date and on each Option Closing Date, addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Underwriters.

(h)                 On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representatives, for the benefit of the Underwriters, a certificate, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)                   The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date or the Option Closing Date, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as applicable;

(ii)                 No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)                There has been no occurrence of any event resulting in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date or the Option Closing Date, as applicable.

(i)                   On or before the date hereof, the Representatives, for the benefit of the Underwriters, shall have received duly executed “lock-up” agreements, in a form set forth on Schedule IV hereto, between the Underwriters and each person or entity specified in Schedule V hereto.

(j)                  The Company shall have furnished to the Representatives and its counsel such additional documents, certificates and evidence as the Underwriters or their counsel may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time prior to the delivery of the Firm Shares or the Option Shares, as applicable, and such termination shall be without liability of any party to any other party, except that Section 5(h), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7.                   Indemnification and Contribution.

(a)                 The Company agrees to indemnify, defend and hold harmless the Underwriters, their respective affiliates, members, directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430C of the Rules and Regulations, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Marketing Materials, and any Written Testing-the-Waters Communication, or in any other materials used in connection with the offering of the Shares, in each case, when taken together with the Time of Sale Disclosure Package, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, any Issuer Free Writing Prospectus, any Marketing Materials or any Written Test-the-Waters Communication, or any amendment or supplement to any of the foregoing, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(g).

(b)                 Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of any Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430C of the Rules and Regulations, the Time of Sale Disclosure Package, any Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(g), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c)                 Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

(d)                 The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)                 If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the aggregate amount otherwise paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), the Underwriters shall not be required to contribute any amount in excess of the amount of any Underwriters’ discounts and commissions actually received by the Underwriters pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                  The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the respective Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of each Underwriter under this Section 7 shall be in addition to any liability that each Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and its officers and directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(g)                 For purposes of this Agreement, the Underwriters confirm, and the Company acknowledges, that there is no information concerning the Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for use in the preparation of the Registration Statement, the Time of Sale Disclosure Package, any Prospectus or any Issuer Free Writing Prospectus, other than the statements set forth in the “Underwriting” section of the Time of Sale Disclosure Package and the Final Prospectus, only insofar as such statements relate to the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriters.

8.                   Representations and Agreements to Survive Delivery.

All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriters and the Company contained in Section 5(h) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

9.                   Default of One or More of the Several Underwriters.

If, on the Closing Date or any Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement or the obligation to purchase Shares on an Additional Closing Date, as applicable, shall terminate without liability of any party to any other party, except that the provisions of Sections 5, 7, 10 and 12 shall at all times be effective and shall survive such termination, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability to the other Underwriters and the Company for damages occasioned by its or their default hereunder. In any case where such a default does not result in a termination of this Agreement or the obligation of the Underwriters to purchase Shares on an Option Closing Date, either the Representative or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.                Termination of this Agreement.

(a)                 The Underwriters shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (as to the Option Shares to be purchased on such Option Closing Date only) if, (i) there has occurred any event, act or occurrence that has materially disrupted or, in the judgment of the Representative, will in the immediate future materially disrupt the market for the Company’s securities or the U.S. market for securities generally, (ii) trading in the Ordinary Shares shall have been suspended by the Commission, the Nasdaq Capital Market or the TASE or trading in securities generally on the Nasdaq Capital Market, the New York Stock Exchange, the NYSE MKT or the TASE shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Capital Market, the New York Stock Exchange, the NYSE MKT or the TASE, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by Israeli, U.S. federal or New York authorities, (v) there shall have occurred (A) any attack on, outbreak or escalation of hostilities or act of terrorism involving Israel or the United States, (B) any declaration by Israel or the United States of a national emergency or war, or (C) any substantial change in Israel or the United States or international political, financial or economic conditions or any other calamity or crisis, if the effect of any such event in (A), (B), or (C), in the reasonable opinion of the Representative, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Shares on the terms and in the manner contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(h) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b)                 If the Underwriters elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representative by telephone, confirmed by letter.

11.                Notices.

Except as otherwise provided herein, all communications hereunder shall be in writing and (a) if to the Representative shall be mailed, delivered or telecopied to:

Maxim Group LLC

405 Lexington Avenue, 2nd Floor

New York, NY 10174

Telecopy: (212) 895-3783

Attention:   Clifford A. Teller, Executive Managing Director,

Head of Investment Banking

with copies (which shall not constitute notice) to:

Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, New York 10020
Telecopy: (973) 597-2477
Attention: Steven M. Skolnick

Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
One Azrieli Center
Tel Aviv 67021, Israel
Telecopy: 972-3-607-4566

and (b) if to the Company shall be mailed, delivered or telecopied to:

Intec Pharma Ltd.
12 Hartum Street (RMPE Building)
Har Hotzvim, Jerusalem 91450, Israel
Telecopy: 972-77-470-1797
Attention: Zvika Joseph

with copies (which shall not constitute notice) to:

Greenberg Traurig, P.A.
333 S.E. Second Avenue, Suite 4400
Miami, Florida 33131
Telecopy: (305) 961-5756
Attention: Robert L. Grossman

Pearl Cohen Zedek Latzer Baratz
Azrieli Center, Round Tower, 18th Floor
Tel Aviv 67021, Israel
Telecopy: 972-3-607-3778
Attention: Benjamin Waltuch

or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.                Persons Entitled to Benefit of Agreement.

This Agreement shall inure solely to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9, as well as their respective successors and assigns and the controlling persons, affiliates, members, directors, officers and employees referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters.

13.                Absence of Fiduciary Relationship.

The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by agreement between the Company and the Underwriters following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company.

14.                Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15.                Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16.                Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

17.                Submission to Jurisdiction.

The Company irrevocably (a) submits to the jurisdiction of the federal courts of the United States of America or the courts of the State of New York, in each case located in the City and County of New York, Borough of Manhattan, for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. The Company irrevocably appoints Vcorp Agent Services, Inc., 25 Robert Pitt Drive, Suite 204, Monsey, New York 10952, telephone: (888) 528-2677, fax: (845) 818-3588, as its agent to receive service of process or other legal summons for purposes of any such Proceeding that may be instituted in any court in the United States of America. EACH OF THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, AND THE PROSPECTUS.

18.                Counterparts.

This Agreement may be executed and delivered (including by facsimile transmission or electronic mail attaching a portable document file (.pdf) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

19.                Entire Agreement.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

20.                Headings.

The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature page follows.]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

INTEC PHARMA LTD.

By:
Name:
Title:

Confirmed as of the date first above-

mentioned by the Representative of the Underwriters.

MAXIM GROUP LLC

By:
Name:	Clifford A. Teller
Title:	Executive Managing Director
Head of Investment Banking

SCHEDULE I

Underwriters

Underwriter	Number of Firm Shares to be Purchased from the Company	Number of Option Shares to be Purchased from the Company
Maxim Group LLC
Roth Capital Partners, LLC
TOTAL

SCHEDULE II

Final Term Sheet

Issuer:	Intec Pharma Ltd. (the “Company”)
Symbol:	NTEC
Securities:
Size:	● Ordinary Shares
Over-allotment option:	● additional Ordinary Shares
Public offering price:	$● per Ordinary Share
Underwriting discounts and commissions:	$● per Ordinary Share
Net proceeds (excluding the over-allotment):	$● (after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company)
Trade date:	●, 2015
Settlement date:	●, 2015
Representative of the Underwriters:	Maxim Group LLC

SCHEDULE III

Free Writing Prospectus

SCHEDULE IV

Form of Lock Up Agreement

●, 2015

Maxim Group LLC

405 Lexington Avenue, 2nd Floor

New York, NY 10174

As Representative of the several Underwriters named in

Schedule I to the Underwriting Agreement referred to below

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Intec Pharma Ltd., a company organized and existing under the laws of the State of Israel, public company number ● (the “Company”), and certain underwriters named in Schedule I to the Underwriting Agreement for whom Maxim Group LLC is acting as representative (the “Representative”), with respect to the public offering (the “Offering”) of ordinary shares, NIS 0.01 par value per share, of the Company (the “Ordinary Shares”). Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Underwriting Agreement.

Pursuant to Section 6(j) of the Underwriting Agreement and in order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is one hundred eighty (180) days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing (collectively, the “Lock-Up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Ordinary Shares, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clauses (i) or (ii). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Ordinary Shares that the undersigned may purchase in the Offering.

The foregoing paragraph shall not apply to (i) bona fide gifts, provided the recipient thereof agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, (ii) dispositions to any immediate family member or any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such immediate family member or trust agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, (iii) transfers of Ordinary Shares or securities convertible into Ordinary Shares on death by will or intestacy, (iv) sales or transfers of Ordinary Shares solely in connection with the “cashless” exercise of, or tax withholdings on, Company stock options outstanding on the date hereof for the purpose of exercising such stock options (provided that any remaining Ordinary Shares received upon such exercise will be subject to the restrictions provided for in this Lock-Up Agreement), (v) transfers of Ordinary Shares or Company stock options to the Company in connection with a transaction exempt from Section 16(b) of the Exchange Act, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such transaction, (vi) transfers of Lock-Up Securities to an “affiliate” (as defined in Rule 12b-2 under the Exchange Act) of the undersigned, provided such affiliate agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, or (vii) sales or transfers of Ordinary Shares or securities convertible into Ordinary Shares pursuant to a sales plan entered into prior to the date hereof pursuant to Rule 10b5-1 under the Exchange Act, a copy of which has been provided to the Representative. In addition, the restrictions sets forth herein shall not prevent the undersigned from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act after the date hereof, provided that (a) a copy of such plan is provided to the Representative promptly upon entering into the same and (b) no sales or transfers may be made under such plan until the Lock-Up Period ends or this Lock-Up Agreement is terminated in accordance with its terms. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Ordinary Shares in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representative, make any demand for, or exercise any right with respect to, the registration of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or warrants or other rights to purchase Ordinary Shares or any such securities.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representative will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) the closing of the Offering does not occur prior to one hundred eighty (180) days from the date of this Lock-Up Agreement or (iv) for any reason the Underwriting Agreement shall be terminated prior to the Applicable Time (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned irrevocably (i) submits to the jurisdiction of the federal courts of the United States of America or the courts of the State of New York, in each case located in the City and County of New York, Borough of Manhattan, for the purpose of any suit, action, or other proceeding arising out of this Lock-Up Agreement (each a “Proceeding”), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. The undersigned irrevocably appoints Vcorp Agent Services, Inc., 25 Robert Pitt Drive, Suite 204, Monsey, New York 10952, telephone: (888) 528-2677, fax: (845) 818-3588, as its agent to receive service of process or other legal summons for purposes of any such Proceeding that may be instituted in any court in the United States of America.

Yours very truly,

Name:
Title:

SCHEDULE V

List of Persons and Entities Executing Lock-Up Agreements

1.	Zvika Joseph
2.	Giora Carni
3.	Zeev Weiss
4.	Liat Flaishon
5.	Nadav Navon
6.	Oren Mohar
7.	Nir Sassi
8.	Gil Bianco
9.	Amir Hayek
10.	Hila Karah
11.	Isaac Silberman

EXHIBIT A

Intec Pharma Ltd.

[Date]

Intec Pharma Ltd. announced today that Maxim Group LLC, the lead book-running manager in the Company’s recent public sale of ● of its ordinary shares, is [waiving][releasing] a lock-up restriction with respect to ● ordinary shares held by [certain officers or directors][an officer or director] of the Company. The [waiver][release] will take effect on ●, 20●, and the ordinary shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or exemption from registration under the United States Securities Act of 1933, as amended.